SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2006

H&E EQUIPMENT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-51759	81-0553291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816

(Address of Principal Executive Offices, including Zip Code)

(225) 298-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

This Form 8-K/A amends the Current Report on Form 8-K of the registrant, H&E Equipment Services, Inc. (the “Company”), filed with the Securities and Exchange Commission on March 3, 2006 (the “Original 8-K”) regarding its acquisition of all of the capital stock of Eagle High Reach Equipment, Inc. and all of the equity interests of its subsidiary, Eagle High Reach Equipment, LLC. As part of the Original Form 8-K, the Company indicated that the financial statements and pro forma financial information required under Item 9.01 would be filed no later than 71 days after the date on which the Original 8-K must be filed. The Acquisition Agreement, dated as of January 4, 2006, among H&E Equipment Services, L.L.C., Eagle Merger Corp., Eagle High Reach Equipment, LLC, Eagle High Reach Equipment, Inc., SBN Eagle LLC, SummitBridge National Investments, LLC and the shareholders of Eagle High Reach Equipment, Inc. (the “Acquisition Agreement”) is referenced as Exhibit 2.1 hereto and the terms of the Acquisition Agreement are hereby incorporated by reference into this Form 8-K/A. The information previously reported in the Original 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01               Financial Statements and Exhibits

(a)           Financial statements of business acquired

Pursuant to General Instruction B.3. of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K are not provided herein as the Company has previously reported substantially the same information in its Registration Statement on Form S-1 (File No. 333-128996).

(b)           Pro forma financial information

Pursuant to General Instruction B.3. of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K is not provided herein as the Company has previously reported substantially the same information in its Registration Statement on Form S-1 (File No. 333-128996).

(c)           Exhibits

2.1           Acquisition Agreement, dated as of January 4, 2006, among H&E Equipment Services, L.L.C., Eagle Merger Corp., Eagle High Reach Equipment, LLC, Eagle High Reach Equipment, Inc., SBN Eagle LLC, SummitBridge National Investments, LLC and the shareholders of Eagle High Reach Equipment, Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K of H&E Equipment Services, L.L.C. (File Nos. 333-99587 and 333-99589), filed January 5, 2006).

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.

Date: March 22, 2006

/s/ LESLIE S. MAGEE
	By:	Leslie S. Magee
	Its:	Chief Financial Officer